SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2012

BSB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35309	80-0752082
(State or Other Jurisdiction Identification No.)	(Commission File No.)	(I.R.S. Employer of Incorporation)

2 Leonard Street, Belmont, Massachusetts	02478
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                     (617) 484-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2012, the stockholders of BSB Bancorp, Inc. (the “Company”) approved the Company’s 2012 Equity Incentive Plan (the “Plan”).  A brief description of the terms and conditions of the Plan was previously included in the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 5, 2012.

Item 5.07                       Submission of Matters to a Vote of Securities Holders

A Special Meeting of Stockholders of the Company (“Special Meeting”) was held on November 14, 2012.  The Plan was submitted to a vote of the stockholders at the Special Meeting.  The final result of the stockholder vote on the Plan is as follows:

Proposal 1:  Approval of the BSB Bancorp, Inc. 2012 Equity Incentive Plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

5,403,591	876,238	51,149	0

Having received the affirmative vote of 86.0% of the votes cast at the Special Meeting of Stockholders (without regard to abstentions or broker non-votes), the Plan was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BSB BANCORP, INC.

DATE: November 19, 2012	By:	/s/ Robert M. Mahoney
Robert M. Mahoney
President and Chief Executive Officer